                                                                    EXHIBIT 12.1
                           OraSure Technologies, Inc.
                     Schedule of Earnings to Fixed Charges

                                                  Three Months Ended     Fiscal Year Ended December 31,
                                                    3/31/2003         2002            2001          2000
                                                 ----------------------------------------------------------
Loss before income taxes:                            $(1,087,981) $(3,342,473)   $(3,699,000)  $(12,722,187)
Add:
   Fixed charges                                         165,939      515,608        587,423        681,218
                                                 ----------------------------------------------------------
Earnings as adjusted:                                $  (922,042) $(2,826,865)   $(3,111,577)  $(12,040,969)
                                                 ==========================================================


Fixed Charges:
   Interest expense:                                 $    48,605  $   284,678    $   402,686   $    490,415

   Portion of rent expense under operating
    leases deemed by us to be
    representative of the interest factor:               117,334      230,930        184,737        190,803
                                                 ----------------------------------------------------------
Fixed charges:                                       $   165,939  $   515,608    $   587,423   $    681,218
                                                 ==========================================================


Deficiency of earnings to cover fixed charges:       $ 1,087,981  $ 3,342,473    $ 3,699,000   $ 12,722,187
                                                 ==========================================================

                                                  Three Months Ended     Fiscal Year Ended September 30,
                                                      12/31/1999         1999               1998
                                                 -----------------------------------------------------
Loss before income taxes:                              $(421,287)       $(4,183,264)       $(2,374,146)
Add:
   Fixed charges                                         138,808            574,366            630,972
                                                 -----------------------------------------------------
Earnings as adjusted:                                  $(282,479)       $(3,608,898)       $(1,743,174)
                                                 =====================================================


Fixed Charges:
   Interest expense:                                   $ 135,357        $   544,643        $   570,083

   Portion of rent expense under operating
    leases deemed by us to be
    representative of the interest factor:                 3,451             29,723             60,889
                                                 -----------------------------------------------------
Fixed charges:                                         $ 138,808        $   574,366        $   630,972
                                                 =====================================================


Deficiency of earnings to cover fixed charges:         $ 421,287        $ 4,183,264        $ 2,374,146
                                                 =====================================================